FINANCING AGREEMENT

This Financing Agreement (“Agreement”) is made and entered into this 26th day of March, 2024, by and among Shimmick Corporation f/k/a SCCI National Holdings, Inc., Shimmick Construction Company, Inc., The Leasing Corporation, Rust Constructors, Inc., and Rust Constructors Puerto Rico, Inc., and any and all affiliates, subsidiaries, successors and assigns thereof (individually and collectively, “Indemnitors”); and Berkshire Hathaway Specialty Insurance Company, National Liability & Fire Insurance Company, National Indemnity Company and any and all affiliates, subsidiaries, successors and assigns thereof (collectively, “Surety”).

RECITALS

WHEREAS, Indemnitors have and continue to request and apply to Surety for payment and performance bonds in connection with various construction contracts;

WHEREAS, in order to induce Surety to issue such bonds, each of the Indemnitors has heretofore made and entered into a General Agreement of Indemnity and a related rider in favor of Surety (the “GAI”) (a copy of the GAI, which is fully incorporated herein, is attached hereto as Exhibit 1);

WHEREAS, Surety, in reliance upon the terms and obligations set forth in the GAI, has, at the request of Indemnitors, issued payment and performance bonds (“Bonds”) in connection with certain construction contracts that have been awarded to various contractors (“Contractors”) by various owner/obligees (“Obligees”) for the construction of various projects as set forth in Exhibit 2 attached hereto (collectively, the “Bonded Contracts”) (The term “Bonds” shall include, without limitation, all performance, payment, retainage or other bonds previously or hereafter issued by Surety on, or in connection with, the Bonded Contracts);

WHEREAS, Indemnitors hereby acknowledge and reaffirm all of their joint and several obligations and liabilities, as Indemnitors under the GAI, to Surety in connection with each of the Bonded Contracts, which GAI shall remain in full force and effect;

WHEREAS, the Bonded Contracts are in various stages of completion, and Indemnitors have requested financial assistance from the Surety to ensure that Indemnitors have sufficient liquidity to complete the Bonded Contracts and discharge their obligations under the Bonds;

WHEREAS, Indemnitors have offered and/or recommitted certain assets as security for the requested financial assistance and as an inducement for Surety to provide such assistance and forbear enforcing rights under the GAI in accordance with this Agreement;

WHEREAS, in accordance with and subject to the terms and conditions set forth herein, Surety, as a performing surety, intends to provide financial assistance to Indemnitors by making limited funds available to facilitate completion of the work and discharge of Bond obligations arising under one or more of the Bonded Contracts; and

WHEREAS, in order to address, in part, their obligations and duties to Surety under the GAI and the Bonds, Indemnitors are willing to execute this Agreement.

Covenants

Now, therefore, for and in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby mutually understood and agreed by and among Indemnitors and Surety as follows:

1.
Recitals, Defined Terms and Exhibits Incorporated. The above Recitals, defined terms, and Exhibits, as well as all Exhibits identified hereafter, are fully incorporated herein by this reference as a true and integral part of this Agreement.
2.
Additional Definitions. In addition to the defined terms set forth in the Recitals and exhibits referenced therein and any additional defined terms set forth in the subsequent Paragraphs of this Agreement, the following capitalized terms, as used in this Agreement, are defined as follows:
(a)
“Contract Funds” shall mean any and all monies payable to or received by Contractors, or any other person or entity on Contractors’ behalf or at Contractors’ direction, under or in connection with the Bonded Contracts, including but not limited to monies earned and to be earned, payment of retained percentages, and final payments due or to become due to Contractors, of every kind or nature under the Bonded Contracts. Consistent with the foregoing, the term “Contract Funds” shall also include payments for all extras, claims, requests for equitable adjustment and/or bonuses, of any other kind or nature, and any amounts received on behalf of subcontractors or suppliers in connection with any of the Bonded Contracts.

(b)
“Bonded Obligations” shall mean obligations arising under the Bonded Contracts.

(c)
“Miscellaneous Receivables” shall mean: all income from, as well as all proceeds from, the sale, lease, recovery on or other disposition of any and all Collateral (as defined in Paragraph 7 of this Agreement) herein or previously assigned to Surety or with respect to which Surety is hereby or has been provided a security interest or lien and shall also mean and include without any limitation, to the extent related in any way or otherwise allocable in whole or in part to any of the Bonded Contracts, any and all corporate or personal tax refunds, property or proceeds received from any assignment, proceeds from any insurance policies on which Contractors or Indemnitors are an insured or are named as an insured, and proceeds from any settlements, judgments or awards in favor of any Contractors and/or any Indemnitors.

(d)
“Contract Proceeds” shall mean all monies payable to or received by Indemnitors or any of their subsidiary contractors, or any other subsidiary, person or entity on their behalf, at their direction or in which they have interest, under or in connection with any construction or other contract for which Surety has not issued a Bond or for which no surety bond has been issued, including but not limited to monies earned and to be earned, payment of retained percentages, and final payments due or to become due to Indemnitors or any of their subsidiaries or other person or entity in which they have an interest, of every kind or nature. Consistent with the foregoing, the term “Contract Proceeds” shall also include payments for all extras, claims, requests for equitable adjustment and/or bonuses, of any other kind or nature, and any amounts received on behalf of subcontractors, suppliers or other third parties in connection with any contracts not bonded by Surety and any non-bonded contracts.

(e)
“Payment Event” shall mean the repayment of all Amounts Owed Surety.

3.
Reaffirmation of Indemnitor Obligations. Indemnitors hereby acknowledge and reaffirm their obligations and the rights of the Surety under the GAI attached as Exhibit 1 and agree that they are and shall be jointly and severally bound by the provisions of the GAI as to each of the Bonds and Bonded Contracts listed in Exhibit 2, as well as to the provisions of this Agreement.
4.
Liability for Surety Loss. Indemnitors acknowledge, agree and reaffirm that all amounts paid and all liabilities, losses, and expenses incurred under or related to this Agreement constitute Loss as that term is defined by the GAI, as to which Indemnitors are jointly and severally obligated to indemnify and hold harmless Surety. Indemnitors further acknowledge and agree that the following also constitute Loss, as that term is defined by the GAI, as to which they are also jointly and severally obligated to indemnify and hold harmless Surety: all damages, expenses, losses, costs, professional and consulting fees (including but not limited to legal fees), disbursements, interest and expenses of every nature (including premium and fees due for the issuance and continuance of the Bonds) which the Surety sustains or incurs or becomes liable for by reason of (a) being requested to execute or procure the execution of any Bond or this Agreement; or (b) having executed or procured the execution of any Bond or this Agreement; or (c) the administration of any amendment, waiver or supplement to any Bond or this Agreement; or (d) any Indemnitor’s failure to perform or discharge obligations under any Bond or Bonded Contract or to perform or comply with any of the covenants and conditions of this Agreement or the GAI; or (e) enforcement of, or preservation of rights under any Bond, this Agreement or the GAI.

Without limiting the foregoing, such Loss shall include, but not necessarily be limited to all damages, losses, reasonable costs, reasonable attorneys’, accountants’, engineers’, and consulting fees, and all other reasonable expenses incurred in connection therewith, which Surety may sustain, incur, or to which it may be exposed by reason of executing or procuring the execution of said Bonds, or any other bond(s) issued by Surety which may already or hereafter be executed on behalf of Contractors, or renewal or continuation thereof; or which may be sustained or incurred by reason of (1) making any investigation on account thereof, (2) prosecuting or defending any case involving any salvage or other recovery in connection therewith; (3) enforcing by litigation or otherwise any of the provisions of this Agreement or the GAI; (4) evaluating and considering Indemnitors’ requests for financial assistance to Surety; or (5) in the formation or administration of this Agreement.

Surety Loss shall also include, but not be limited to (1) any and all funds provided by Surety under this Agreement and any and all other amounts paid by Surety to Indemnitors to fund completion of the Bonded Contracts, including any payments to subcontractors or suppliers and all related costs, fees, expenses and interest; (2) any and all amounts paid for claims made under any Bonds; (3) money judgments and amounts paid in settlement or compromise, of any third party claims, including the full amount of attorney and other professional fees incurred or paid by Surety, court costs and fees; (4) any loss which Surety may sustain or incur as a result of any actions taken by

Surety upon information provided by any of the Indemnitors; (5) any loss resulting from the activity of Contractors individually or as part of a joint venture, partnership, or other entity which has been or may be formed; (6) any amounts that have been paid to Surety to be applied to a Surety loss that a court of competent jurisdiction determines constitutes a “preference” within the meaning of Section 547 of the Bankruptcy Code, and that, by reason thereof, Surety is required to disgorge or refund; (7) any amounts paid by Surety to prosecute any affirmative claim or defend against any claim, (8) any unpaid premiums and fees for the issuance and continuance of Bonds; and (9) interest, at the rate specified below, on all losses paid by Surety, due from the date of Surety’s payment of such sums, including but not limited to any amounts loaned or advanced by Surety or otherwise deposited by Surety into any account provided for hereunder, whether or not interest has been awarded by any court or other tribunal.

All loss described above shall constitute Surety Loss for purposes of this Agreement and under the GAI.

5.
Interest Owed on Payments by Surety and other Surety Losses. To the full extent that Surety makes any payments under the Bonds or in accordance with the terms of this Agreement or the GAI, advances any monies to Indemnitors or Contractors hereunder, or incurs any other losses as described herein or in the GAI, interest shall run at the rate of SOFR (with a 1% floor) + 4.5% per annum on the amounts paid by Surety, compounded annually from the date of each payment by Surety. Any reimbursements made by Indemnitors or Contractors to Surety shall be first applied to interest which has accrued on the payments made or other losses incurred by Surety, and then to the principal amounts of the payments or losses.
6.
Assigned and Secured Collateral. In accordance with Surety’s rights under the GAI, Indemnitors hereby reaffirm their assignment to Surety of all collateral identified in the GAI, including but not limited to all Contract Funds. In addition and to the extent not already included in the GAI, Indemnitors further assign to Surety all collateral set forth below (collectively, “Collateral”):
(a)
any and all monies loaned or advanced by Surety to Indemnitors or Contractors, under this Agreement or otherwise;

(b)
any and all Contract Funds, received after the Effective Date of this Agreement, including any and all funds or compensation from any claim or equitable adjustment arising under or in connection with any of the Bonded Contracts, the Bonds or any other contracts referred to therein;

(c)
any and all funds or compensation received after the Effective Date of this Agreement from any contracts, whether bonded or unbonded;

(d)
any and all inventory, regardless of where located or stored, that now or may hereafter be utilized in connection with any of the Bonded Contracts, the Bonds or any other contracts referred to therein;

(e)
any and all rights, title and interests in and to all purchase orders or other supply contracts let or to be let in connection with any of the Bonded Contracts, the Bonds or any other contracts referred to therein;

(f)
any and all rights, title and interests in and to all actions, causes of action, claims and/or demands and monies due or to become due from any such actions, causes of action, claims, requests for equitable adjustment or demands whatsoever, including all settlements, judgments and awards, that Contractors and/or Indemnitors may have or acquire against any subcontractor, supplier, surety, obligee, design professional or any other third party arising under or related to any of the Bonded Contracts;

(g)
any and all rights, title and interests in and to any monies due or to become due under any policy of insurance relating to any claims arising in any manner out of the performance of any of the Bonded Contracts and the Bonds or any other contracts referred to therein, which shall include but not be limited to all claims under and proceeds from any builder’s risk, fire, political risk, employee dishonesty or worker’s compensation insurance policies, including premium refunds;

(h)
all real property to the full extent of any Indemnitors’ interest, direct or through any subsidiary, therein;

(i)
any and all existing or future rights to income, repayment, compensation, dividends or other assets or proceeds, tangible or intangible, that are related specifically to the Bonded Contracts arising by through or from any Contractors’ and/or Indemnitors’ equity, investor or other beneficial interest in any other corporate entities performing Bonded Contracts, no matter how constituted, including but not limited to any corporations, partnerships or limited liability companies, and any and all assets, of any kind or nature, of any Contractors’ or Indemnitors’ subsidiary corporate entities to the extent of any and all Contractors’ or Indemnitors’ equity, investor or beneficial interest therein;

(j)
any and all Miscellaneous Receivables;

(k)
any and all Contract Proceeds;

(l)
all equipment, materials, fixed assets and other personal property to the full extent of Indemnitors’ interest, direct or a subsidiary, therein; and

(m)
all proceeds and products of all foregoing Collateral.

Promptly upon executing this Agreement, Indemnitors will develop a comprehensive list of the following Collateral items: (i) any and all assets valued at $50,000 or greater, of any nature or kind, in which they or any of them have any interest, with sufficient detail to enable Surety to exercise its assignment rights and/or to confirm, perfect or otherwise establish the liens, security interests and any other rights provided for in the GAI or herein in or against such Collateral, (ii) a detailed list of any corporate entities, no matter how constituted, in which any of them owns an equity, investor or other beneficial interest, describing the nature and extent of each such interest;

and (iii) a detailed list of any assets valued at $50,000 or greater, of any nature or kind, of any subsidiary corporate entity, no matter how constituted, in which any Indemnitors owns or holds an equity, investor or beneficial interest, describing the nature and extent of such interest. Indemnitors will update this list quarterly or as the Surety may otherwise request.

Indemnitors agree to execute any and all instruments or documents reasonably required or deemed necessary by Surety, which may include but shall not be limited to financing statements under the Uniform Commercial Code (UCC Form 1), state-specific consents, agreements and acknowledgements to impress liens against personal and real property, and liens, to confirm, perfect or otherwise establish the liens, security interests and rights granted as Collateral to Surety under this Agreement or as to any other collateral granted to Surety by Indemnitors under any separate assignment or agreement, including the GAI. The Surety shall have all of the rights and remedies of a lienor and of a secured party under the Uniform Commercial Code in effect in the state in which any Collateral is located.

7.
Insurance on Collateral. Indemnitors shall maintain insurance on all Collateral that is customarily insured, including but not limited to all real property and certain equipment, and Indemnitors, upon request, shall provide Surety with evidence, satisfactory to the Surety, thereof.
8.
Indemnitors Representation and Warranty. The Indemnitors, for themselves and on behalf of their related corporate entities, represent and warrant that they have ownership interests in the Contractors, in some cases in varying combinations with joint venture partners. It is understood that all duties, obligations, representations, acknowledgements, affirmations, pledges, releases, and waivers of or by any of the Indemnitors under this Agreement shall equally apply to and bind all Contractors to the full extent of Indemnitors’ interests therein.

With respect to all Bonded Contracts involving joint ventures, the Indemnitors pledge and agree to provide to Surety: (i) in a form acceptable to Surety, a monthly report detailing the project’s scheduled progress, billings to date, contract receipts and status of subcontractor/supplier payments and anticipated costs to complete; and (ii) a copy of any joint venture or similar agreement that governs the relationship between the joint venture partners. Further, as additional Collateral hereunder, the Indemnitors assign to Surety, to the extent assignable, all of their interests arising out of any and all such joint venture or similar agreements, which assignment rights Surety may elect to exercise in its sole discretion.

9.
Subordination And Assignment Of Inter-Indemnitor Loans And Obligations. Indemnitors agree further that, to the extent that any Indemnitors or any Contractor or other person or entity over which Indemnitors can exercise control may have advanced or loaned money, extended any credit, pledged any assets, acted as guarantor for, or may now or hereafter have any claims against any Indemnitors or Contractors, all such advances, loans, extensions, pledges, guarantees, claims, and any rights accruing thereunder are hereby subordinated to the interests of Surety under this Agreement and the GAI. Further, the indebtedness created under, and evidenced by, any loan or similar agreements by, between and among any Indemnitors and/or Contractors, including any principal, interest and other amounts due (“Inter-Indemnitor Loans and Obligations”), shall be subordinate and junior to all principal, interest and other amounts due to Surety under this Agreement or the GAI. No beneficiary of the Inter-Indemnitor Loans and Obligations (“Beneficiaries”) shall be entitled to receive or retain any payment from any source on, or in respect of, any Inter-Indemnitor Loans and Obligations. Nothing in this Agreement creates an obligation for Surety to service any Inter-Indemnitor Loans and Obligations.
10.
Subordination and Assignment of Loans, Fees, and Obligations to Shareholders, Non-Permitted Payments. Indemnitors agree further that, to the extent that any shareholders or investor or any affiliate thereof have invested, advanced or loaned any money, extended any credit, pledged any assets, acted as guarantor for, or may now or hereafter have any claims against Indemnitors or Contractors, all such advances, loans, extensions, pledges, guarantees, claims, and any risks accruing thereunder are hereby subordinated to the interests of Surety under this Agreement. Further, the indebtedness created under, and evidenced by, any loan or similar agreements by, between and among any such shareholder or investor or any affiliate thereof, or any other investors, and/or any Indemnitors and/or Contractors, including any principal, interest and other amounts due, shall be subordinate and junior to all principal, interest and other amounts due to Surety under this Agreement or the GAI.
11.
Voluntary Default Letters. As part of this Agreement, and with the consent and approval of the Indemnitors hereby given, Indemnitors shall, within three days of execution of this Agreement, provide Surety with executed irrevocable voluntary letters of default and termination (the “Letters of Default”), addressed to the Obligee and executed by the appropriate Bond Principal, for each of the Bonded Contracts listed on Exhibit 2 which such Letters of Default shall be held in escrow by Surety. Indemnitors agree that, upon an Instance of Default as defined herein Surety shall have the right to release such Letters of Default from escrow and date and deliver to the Obligee the Letters of Default on each Bonded Contract, individually as to each separate Bonded Contract or as to all of the Bonded Contracts, in the sole option and discretion of Surety, and Indemnitors agree that they will take no action whatsoever to contest, impede or interfere with the Surety’s exercise of its rights under this Paragraph. Upon any Instance of Default under this Agreement, Indemnitors further agree that Surety, at any time, and in its sole and absolute discretion and authority, may relet, negotiate deductions in scope, supplement the work force, complete on its own, or arrange for completion of, or exercise any of its other rights with respect to, any or all of the Bonded Contracts or Bonds.
12.
Letters of Direction. With the agreement and consent of the Indemnitors hereby given, Indemnitors shall, within three days of the execution of this Agreement, for each of the Bonded Contracts, provide Surety with an executed irrevocable Letter of Direction addressed to the Obligee, directing that Obligee deliver all payments or other Contract Funds from the Bonded Contracts to Surety and made payable jointly to Surety and Contractors. Indemnitors agree that, upon an Instance of Default as defined herein Surety shall have the right to date and deliver to the Obligee the Letters of Direction on each Bonded Contract, individually as to each separate Bonded Contract or as to all of the Bonded Contracts, in the sole option and discretion of Surety, and Indemnitors agree that they will take no action whatsoever to contest, impede or interfere with the Surety’s exercise of its rights under this Paragraph.
13.
Power of Attorney. In accordance with Surety’s rights under the GAI, Indemnitors acknowledge and agree that, following the occurrence of an Instance of Default, Surety or its designee is authorized and empowered to act as their attorney‑in‑fact, with the right, but not the obligation: (A) to execute on their behalf any assignments, conveyances, deeds, releases, transfers, or any other instruments or documents necessary to effectuate the sale or disposition of any of the

Collateral, or to execute any UCC financing statements or other documentation deemed necessary by Surety to confirm, perfect or otherwise establish its liens, security interests and rights to any Collateral; (B) to execute or endorse in the name of Indemnitors or Contractors any and all checks, notes or instruments received by Surety or its representatives, including but not limited to any Bonded Contract Funds, and to deposit such checks, notes and other funds or collateral; and (C) to execute any and all instruments and do and perform any and all acts and things requisite and proper to complete and/or arrange for the completion of the Bonded Contracts and to effectuate any of the terms of this Agreement. Furthermore, Indemnitors hereby ratify and confirm all acts that any attorney may lawfully do or cause to be done by virtue of the power of attorney contained herein or in any other instrument, including the GAI, and Indemnitors agree to protect and hold the Surety harmless for all actions taken as their attorney-in-fact.
14.
Contract Funds Received by Contractors. Indemnitors hereby agree that any Bonded Contract Funds Indemnitors or Contractors may receive contrary to the Letters of Direction sent to the Obligee or because of Indemnitors’ or Contractors’ failure to promptly issue such Letters of Direction or for any other reason shall be held as trust funds by Indemnitors or Contractors and shall be immediately presented to a representative of Surety for deposit. Notwithstanding the foregoing, to the extent bona fide competing claims are asserted to any such funds, Indemnitors may deposit the disputed portion of such funds in a separate escrow account and shall hold such funds in trust for the Surety’s benefit pending final resolution of the claims.
15.
Delivery of Miscellaneous Receivables, Contract Proceeds, and Proceeds from Bonded Contract Actions. Indemnitors agree that upon an Instance of Default they shall cause to be delivered to Surety for deposit all Miscellaneous Receivables, all Contract Proceeds, and all recoveries from Bonded Contracts actions, including but not limited to all recoveries made in any claim, action or proceeding brought against any Obligee, subcontractor, supplier or vendor or any other third party with respect to any Bonded Contract. Indemnitors further hereby agree to execute such document or documents as may be required by Surety to cause all Miscellaneous Receivables, all Contract Proceeds, and proceeds from Bonded Contracts actions to be deposited. Should such Miscellaneous Receivables and Proceeds from Bonded Contracts not be delivered to Surety for deposit, Indemnitors shall remedy this as soon as Indemnitors become aware of it. Notwithstanding the foregoing, to the extent bona fide competing claims are asserted to any such funds, Indemnitors may deposit the disputed portion of such funds in a separate escrow account and shall hold such funds in trust for the Surety’s benefit pending final resolution of the claims.
16.
Surety Advances. In exchange for the security interest in the Collateral listed above and the terms and conditions of this Agreement, and subject to the provisions of this Agreement, Surety will deliver up to Twenty-Five Million and no/100 Dollars ($25,000,000) by wire transfer in one or more installments to the Indemnitors. Indemnitors use of the funds deposited by Surety shall be to satisfy Bond and Bonded Contract obligations.

Any and all Surety advances beyond this amount shall only be made at the sole discretion of Surety, and nothing in this Agreement creates or imposes upon the Surety any obligation or duty to make any such advances whatsoever. All funds advanced by the Surety shall be used for the purposes expressly set forth in this Agreement. Any obligation of Surety to loan or advance monies shall cease upon an Instance of Default or the Payment Event as defined herein or upon any other termination or expiry of this Agreement.

All monies that Surety may advance or loan to Indemnitors or Contractors shall constitute and be considered trust funds for the purposes set forth in this Agreement.

On a weekly basis, Indemnitors shall provide to Surety a cash flow report for each Bonded Project and for any other project for which funding may be provided by Surety. The report shall include information explaining how the funds received on each project are to be used. Specifically, the report shall confirm that the funds are only being used to pay subcontractors, material men, suppliers, and/or laborers performing work on the Project from which the funds are generated.

17.
Repayment of Surety Losses. All Surety losses, as described in this Agreement, including without limitation any and all loans or advances by the Surety, together with all accrued interest thereon as provided for in this Agreement, less any amounts used to offset Surety losses, shall be due and payable in full (“Amounts Owed Surety”) by Indemnitors, jointly and severally, to Surety or its assigns on or before March 28, 2028 (“Payment Event”).

Surety agrees to provide to Indemnitors a statement of Losses upon reasonable request within forty-five (45) days or promptly in advance of a potential Payment Event, which statement will be current through the date of the request. Notwithstanding anything contained herein to the contrary, as of the date of the occurrence of any Instance of Default, and without demand or notice therefore, all Amounts Owed Surety, including all accrued interest, shall be immediately due and payable. Nothing contained herein shall limit the rights of Surety to recover from Indemnitors or Contractors any amounts due Surety under this Agreement, the Bonds, under the GAI, by statute, at law or in equity.

18.
Surety Authorized Signatories. The person now designated as authorized representative of Surety to sign or countersign checks or approve transfers on behalf of Surety is: Jeffrey Jubera. It is understood and agreed that Surety may substitute or add another representative or representatives, without the prior consent of, but upon notice to, Indemnitors.
19.
Indemnitors’ Authorized Signatories. The persons now designated as authorized representatives of Indemnitors for purposes of this Agreement, including to execute requests for payment on behalf of Indemnitors and/or Contractors are: Steven Richards, or other representative that the Indemnitors may designate or change with written notice to Surety. It is understood and agreed that Indemnitors Contractors may substitute or add another representative or representatives for the persons originally named, but only with the written approval of Surety and the Indemnitors which shall not be unreasonably withheld.
20.
Monthly Budget. On a monthly basis, Indemnitors shall provide to Surety a budget of anticipated revenues from the Contracts, estimated expenses, and any other payments that Indemnitors anticipate will be required or requested from Surety.
21.
Disputed Claims. In the event that Indemnitors or Contractors dispute any amount claimed by any subcontractor or supplier, Indemnitors shall so advise Surety and shall provide full and complete written details and documentation for all disputed amounts. In the event that a claim is or has been brought by any subcontractor or supplier against any Bond, Surety shall make its own determination as to whether the claim or any disputed amount should be paid. Indemnitors and Contractors waive any rights to assert any claim or defense against Surety with respect to any such payment that may be made by Surety.
22.
No Liability. Surety and the representative(s) of Surety shall incur no liability to Contractors, Indemnitors or to any other person or entity in connection with the due discharge of their duties in compliance with this Agreement.
23.
Representations. All persons and entities defined herein as Indemnitors and/or Contractors represent that they do not presently intend to file any proceeding in bankruptcy, or for reorganization, or for readjustment of their debts under the Bankruptcy Code. All of them further acknowledge that any such filing would be a fundamental change in circumstances. All person and entities defined as Indemnitors and/or Contractors further represent that all of their representations and warranties contained in this Agreement are true and correct and complete on and as of the effective date hereof. Indemnitors hereby undertake the duty to notify Surety at the earliest practicable moment of any material change in any representation made in this Agreement or any document or other communication made to Surety. Surety has and will continue to rely upon such information in determining its obligations to third parties under said Bonds.
24.
Insolvency Proceedings. Each of the Indemnitors acknowledges that Surety is providing financing under this Agreement in its capacity as a performing Surety to ensure completion of the Bonded Contracts and to discharge Bond obligations. The Indemnitors recognize Surety’s equitable rights in and to contract balances on the Bonded Contracts, and Surety is subrogated to the rights of the Obligees to use the contract balances, whether earned or unearned, and retainages to pay for performance and payment obligations under said bonds. In the event of a filing by or against any Indemnitors or Contractors under the Bankruptcy Code, each of the Indemnitors agree:
(a)
In the event that any Bonded Contract is not being performed in accordance with its terms, Indemnitors and/or Contractors acknowledge and agree that time would be of the essence to promptly reject such Bonded Contracts pursuant to 11 U.S.C. §365 and consent to relief from the automatic stay under § 362, and any delay in Indemnitors’ or Contractors’ prompt rejection of same will materially increase Surety’s losses.
(b)
Contractors agree and acknowledge that the Bonded Contract funds or proceeds provided to the Surety and governed by this Agreement are irrevocably segregated, earmarked and set aside solely for the purposes set forth in this Agreement. In any insolvency proceeding of any Indemnitors or Contractors, such funds and proceeds and all other monies deposited with the Surety shall be considered as trust funds for the purposes set forth in this Agreement. Indemnitors further acknowledge and agree, in all respects, to Surety’s existing rights of equitable subrogation in and to the trust funds, and Surety’s rights under the GAI. It is further acknowledged, agreed and memorialized by Indemnitors that the proceeds and other funds deposited with Surety constitute construction funds from the Bonded Contracts subject to a trust fund treatment for the benefit of Surety and all such funds are and shall be ear-marked for the benefit of Surety for completion of the Bonded Contracts. Consistent with the foregoing, Indemnitors and Contractors acknowledge and agree that the proceeds and other funds deposited with Surety are the property of Surety and not any Indemnitors or Contractors, including in any subsequent bankruptcy of Contractors or any Indemnitors, and therefore would not be property of Contractors’ or Indemnitors’ estate pursuant to Section 541 of the Bankruptcy Code.

(c)
Without waiver of the Surety’s rights under the GAI and under applicable law, including principles of equitable subrogation, to the extent that Bonded Contracts proceeds and/or Contract Proceeds are determined to be property of the estate pursuant to Section 541 of the Bankruptcy Code, Surety’s claim to the proceeds arising from such Bonded Contracts and Contract Proceeds will have priority over all expenses of the kind specified or ordered pursuant to Sections 105, 326, 330, 331, 503(b), 503(c), 507(a), 507(b), 546(c) or 726 of the Bankruptcy Code, and will also have priority over any other priority claims and constitute “cash collateral” under Sections 363 and 364 of the Bankruptcy Code. This claim of Surety will at all times be senior to the rights of Contractors, any Indemnitors or any Trustee in any case or proceeding in which Contractors or Indemnitors become or may become a debtor-in-possession under the Bankruptcy Code. Nothing herein shall be deemed to be a consent by Surety that Contractors use, without Surety’s consent, any “cash collateral” within the meaning of Sections 363 and 364 of the Bankruptcy Code, including without limitation the proceeds from the Bonded Contracts and/or the Contract Proceeds. In the event that a court of competent jurisdiction determines that, notwithstanding the foregoing, Contractors may use any such “cash collateral,” then Contractors and Indemnitors stipulate that the “cash collateral” so used will be disbursed first to the payment of necessary and proper direct costs to complete the Projects, but only for such costs for which Surety is or may become liable under the said Bonds, and second to the payment of overhead associated with the Bonded Contracts that is ordinary and necessary, provided, however, a stringent standard will be used when determining what constitutes “ordinary and necessary” overhead. Further, in the event that a court of competent jurisdiction determines that, notwithstanding the foregoing, Contractors may use any such “cash collateral,” then Contractors and Indemnitors stipulate that the Surety shall be entitled to adequate protection under Section 361 of the Bankruptcy Code for the use and/or diminution of its interests in the Bonded Contracts proceeds and/or Contract Proceeds, which such adequate protection shall include but not be limited to, replacement liens pursuant to Section 361 of the Bankruptcy Code on all of the Contractors’ post-petition assets, which replacement liens shall be first and senior in priority to all other interests and liens of every kind, nature and description, whether created consensually, by an order of a court of competent jurisdiction or otherwise, including, without limitation, liens or interests granted in favor of third parties in conjunction with Sections 363, 364 or any other section of the Bankruptcy Code or other applicable law
25.
Conditions of Forbearance. Indemnitors acknowledge and reaffirm the GAI and recognize that Surety has certain remedies available to it, all as expressly set forth in the GAI and as otherwise permitted by statute, at law or in equity. Among the rights provided for under the GAI are the Surety’s right to be kept fully indemnified and held harmless by Indemnitors from any loss resulting from Surety’s issuance of any Bonds and the right, upon Surety’s demand, to be placed in collateral security by the Indemnitors against anticipated loss, as determined by Surety. Except as provided for in this Agreement, Surety agrees to forbear its right to enforce such indemnity and collateral security rights, by suit or otherwise, against the Indemnitors so long as there is no Instance of Default as defined herein. Contractors and Indemnitors agree that any and all limitations on any action that Surety may bring to enforce its rights arising from or related to the Bonds, the GAI, or the Bonded Contracts, by statute, at law or in equity, are tolled for so long as this Agreement is in effect.
26.
Default. Any of the following actions or events shall constitute an “Instance of Default” under this Agreement:

(a)
after the effective date of this Agreement, a breach by any Indemnitors or, of any provision of this Agreement or of the Bonds or GAI, including but not limited to any Event of Default as that term is defined under the GAI;
(b)
after the effective date of this Agreement, and upon any funding by the Surety as specifically provided for in this Agreement, there are insufficient funds allocated to a particular Bonded Contract to satisfy obligations that may reasonably affect progress of the work;
(c)
after the effective date of this Agreement, any Indemnitors or Contractors make an assignment for the benefit of creditors, declare bankruptcy or are declared or adjudicated bankrupt, or are placed in receivership, or otherwise have a trustee, liquidator or receiver appointed for them;
(d)
after the effective date of this Agreement, any person in any proceeding obtains any judgment against Indemnitors or Contractors that is not satisfied within ten (10) calendar days of entry or otherwise stayed by Indemnitors, which, in the sole discretion of Surety may adversely affect the Collateral or security herein given to Surety for advances made or to be made hereunder;
(e)
after the effective date of this Agreement, any proceeding or action that impedes or attempts to capture Bonded Contract funds;
(f)
after the effective date of this Agreement, any Obligee on any of the Bonded Contracts declares any of the Contractors in default or in breach of any Bonded Contracts;
(g)
after the effective date of this Agreement, circumstances arise in Indemnitors’ or Contractors’ business operations that the Surety reasonably determines threaten the Indemnitors’ or Contractor’s ability to complete their obligations;
(h)
After the effective date of this Agreement, any of the Indemnitors or Contractors fails or refuses to reasonably cooperate with Surety, its representatives, legal counsel, accountants, or consultants in connection with the performance of Surety’s obligations under said Bonds or the terms of this Agreement or the GAI;
(i)
any representation or warranty, including financial statements or data, made by Indemnitors or Contractors to Surety, including but not limited to all warranties and representations made herein or provided in connection herewith, proves to have been false in any material respect as of the date or dates to which it may apply;
(j)
Surety does not receive by June 30, 2024, a pledge of equity interests of Shimmick Corporation having a fair market value of $25,000,000 as of the date of the grant;
(k)
The Indemnitors or Contractors make payment in violation of the Subordination provisions set forth in Paragraphs 9 and 10 herein.

Upon the occurrence of any of the foregoing Instances of Default, then Surety, notwithstanding any other provision hereof, shall have the right, at its sole option, to immediately notify Indemnitors and Contractors that Surety declares Contractors and Indemnitors in default hereunder; Surety shall thereupon have the right to exercise any and all rights it has agreed herein to forbear, in addition to all other rights otherwise available under this Agreement, the Bonds, the

GAI and any other agreement or instrument, or by statute, at law or in equity, to satisfy any indebtedness due to the Surety and Surety shall be relieved of and released from any and all obligations otherwise imposed upon Surety by this Agreement. As of the date of such declaration of default by Surety, any Surety obligation to make loans or advances or to make funds available shall cease. Any failure of Surety to exercise any right granted hereunder or under any provision of this Agreement, the GAI, or any agreement with respect to any Collateral, shall not be deemed a waiver of any such right.

27.
Use and Return of Collateral. Any Collateral given hereunder shall be used to satisfy any indebtedness to Surety under the Bonds, the GAI, or this Agreement. When the Payment Event occurs or when Surety shall have been furnished satisfactory evidence of its discharge from all liability under all Bonds executed on behalf of Contractors and/or Indemnitors or any of them and shall have been fully repaid for Losses, including as defined by Paragraph 5 above, then the obligations of Contractors and Indemnitors under this Agreement shall terminate. Contractors will provide reasonable notice to Surety in advance of any potential Payment Event and provide access to Surety to conduct any necessary due diligence or investigation to confirm the amount of Losses and assess if there are any existing or pending Events of Default under the GAI and the impact of those defaults, which the parties will work in good faith to quantify so that adequate consideration can be given to the Surety to account for its exposure. After full repayment of Amounts Owed Surety, Surety shall provide such instruments as may be necessary to discharge the liens, encumbrances and security interests herein granted to it. Nothing contained herein shall operate to terminate, release or diminish the rights of the Surety or the obligations of the Indemnitors under the Bonds or the GAI, which rights and obligations and which GAI, along with any waivers or releases in favor of Surety contained herein, shall survive the termination of this Agreement.
28.
Inspection of Books, Records and Accounts. Indemnitors and Contractors shall maintain accurate books, records and accounts showing clearly, among other things, the itemized receipts and disbursements allocable to each of the Bonded Contracts. Indemnitors and Contractors agree to permit Surety’s employees, consultants and attorneys unrestricted access to their premises, books and records, and the books and records of any affiliated entities and, on notice to Indemnitors (provided Indemnitors and Contractors are not in breach of this Agreement by virtue of any Instance of Default) to meet, correspond and converse with present and former employees of Indemnitors and Contractors, the Obligees on any Bonds or any subcontractor or supplier of Contractors. Indemnitors and Contractors authorize any bank, depository, creditor, Obligee of a Bond, subcontractor, materials supplier or other person, firm or corporation possessing records or having information concerning the financial affairs and operations of any Indemnitor or Contractor to furnish to Surety and its representatives or consultants any such records or information requested by Surety, including but not limited to all records and information regarding Collateral. Without limiting any of the foregoing, Surety is entitled to receive copies of all bank account records of any and all accounts of Contractors and/or Indemnitors, of any kind or nature, including canceled checks, bank statements, deposit slips, debit memos, etc.
29.
Examination of Project Records and Personnel. Indemnitors and Contractors hereby authorize Surety and its representative(s), including attorneys, accountants, consultants or employees, to visit at any time the job site of the Bonded Contracts, to obtain at any time access to all job records and personnel of Contractors to determine the status of the progress on the Bonded Contracts, and to obtain at any time any and all other information and documentation with respect to the Bonded Contracts and/or any Collateral, deemed necessary in the sole discretion of Surety and/or its representative(s).
30.
Cooperation in Future Litigation. Contractors agree to provide their full and complete cooperation to Surety in any and all future litigation involving the Bonded Contracts and/or the Bonds.
31.
Authority to Execute and Perform. Indemnitors, Contractors, and Surety, including all of their respective undersigned representatives, hereby represent, covenant and warrant that they have full right, power and authority, uninhibited by contract or otherwise, to execute and perform this Agreement, that Indemnitors, Contractors and Surety have been duly authorized by all proper and necessary corporate action, and that all consents and approvals of stockholders or of any public authority or regulatory body required as a condition to the validity or enforceability of this Agreement have been given. This Agreement shall be binding on their respective heirs, executors, administrators, issue, successors and assigns of each of the parties hereto.
32.
No Waiver/Reservation of Rights. It is understood that the execution of this Agreement shall not change the relationship of principal and surety now existing between Contractors and/or Indemnitors and Surety. The terms and provisions of the GAI and the Bonds shall remain in full force and effect. It is agreed and understood that Surety does not, by virtue of this Agreement, undertake or assume any obligation other than the obligations that Surety has under its Bonds or existing agreements or under law or which it expressly assumes by the terms of this Agreement. It is further understood and agreed that this Agreement shall not operate or be construed as a waiver, abrogation, limitation or relinquishment of any rights that Surety may have or may have acquired with respect to the GAI and/or any of the Bonds issued by Surety with respect to which Contractors and/or Indemnitors are a principal or which were otherwise issued at the request of Contractors and/or Indemnitors, and nothing contained in this Agreement shall in any way prejudice or waive the legal and equitable rights of subrogation of Surety. It is further understood and agreed that all rights and remedies provided herein for Surety shall be in addition to, and not in derogation of or substitution for, the rights and remedies which would otherwise be vested in Surety under or by virtue of law, and this Agreement shall be construed only to enhance, and not to diminish, the rights of Surety with respect to any Bonds, the GAI, any and all Collateral and this Agreement. Each right, remedy, and power of Surety provided in this Agreement, or by law, equity, or statute will be cumulative, and the exercise by Surety of any right, remedy, or power will not preclude Surety’s simultaneous or subsequent exercise of any or all other rights, powers, or remedies. The Surety may delay or refrain from exercising any past, present or future right or remedy hereunder without waiving any such right or remedy, and no delay or failure on the part of Surety to take advantage of any of the provisions of this Agreement shall in any way waive, limit, vary or discharge any of the obligations of Contractors and Indemnitors under this Agreement, the Bonds or the GAI. All rights of Surety pursuant to the GAI and this Agreement shall inure to the benefit of Surety, its co-sureties, if any, and its and their reinsurers.
33.
No Obligation to Fund. INDEMNITORS AND CONTRACTORS HEREBY ACKNOWLEDGE AND AGREE THAT SURETY HAS NO OBLIGATION TO PROVIDE FINANCIAL ASSISTANCE TO INDEMNITORS OR Contractors OR ANY OTHER ENTITY IN ANY MANNER OR METHOD, OR MAKE ANY PAYMENTS OTHER THAN THOSE PAYMENTS THAT SURETY HAS SPECIFICALLY AGREED TO MAKE

PURSUANT TO THE TERMS OF THIS AGREEMENT. INDEMNITORS SPECIFICALLY ACKNOWLEDGE AND AGREE THAT THEIR EXECUTION OF THIS AGREEMENT HAS NOT BEEN INDUCED BY OR MADE IN RELIANCE UPON ANY ORAL OR WRITTEN REPRESENTATIONS BY SURETY OR ITS AGENTS, EMPLOYEES, ATTORNEYS OR CONSULTANTS THAT SURETY WILL PROVIDE ANY FINANCIAL ASSISTANCE TO INDEMNITORS OR Contractors OTHER THAN AS EXPRESSLY PROVIDED FOR HEREIN. IN THE EVENT THAT SURETY AGREES TO PROVIDE ADDITIONAL FINANCIAL ASSISTANCE TO INDEMNITORS OR Contractors IN ANY MANNER OR METHOD, OR MAKE ANY PAYMENTS OTHER THAN THOSE PAYMENTS THAT SURETY HAS SPECIFICALLY AGREED TO MAKE PURSUANT TO THE TERMS OF THIS AGREEMENT, SAID ACTION SHALL BE IN THE SOLE JUDGMENT, OPTION AND DISCRETION OF SURETY AND IN THE BEST INTERESTS OF SURETY AND NOT OF Contractors OR INDEMNITORS. FURTHERMORE, SURETY’S AGREEMENT TO TAKE ANY SUCH ACTION DOES NOT BIND OR COMMIT SURETY TO ANY OTHER FUNDING OR PROVIDING OF FINANCIAL ASSISTANCE, OR MAKING OF ANY PAYMENTS OTHER THAN THOSE PAYMENTS THAT SURETY HAS SPECIFICALLY AGREED TO MAKE PURSUANT TO THE TERMS OF THIS AGREEMENT.
34.
No Obligation to Bond. Contractors and Indemnitors understand, acknowledge and agree that neither Surety nor any of its affiliates has committed, promised or undertaken in any way, by this Agreement or otherwise, to issue any new or additional Bonds on behalf of Contractors or Indemnitors. FURTHER, THE EXECUTION OF THIS AGREEMENT BY SURETY IN NO MANNER BINDS SURETY TO EXECUTE ANY FUTURE BOND OR BONDS ON BEHALF OF INDEMNITORS OR Contractors. INDEMNITORS SPECIFICALLY ACKNOWLEDGE AND AGREE THAT THEIR EXECUTION OF THIS AGREEMENT HAS NOT BEEN INDUCED BY OR MADE IN RELIANCE UPON ANY ORAL OR WRITTEN REPRESENTATIONS BY SURETY OR ITS AGENTS, EMPLOYEES, ATTORNEYS OR CONSULTANTS THAT SURETY WILL EXECUTE ANY FUTURE BOND OR BONDS ON BEHALF OF Contractors ANY INDEMNITORS OR ANY OTHER ENTITY. IN THE EVENT THAT SURETY EXECUTES ANY FUTURE BOND OR BONDS ON BEHALF OF Contractors OR INDEMNITORS, ANY SUCH BOND AND THE UNDERLYING CONTRACT SHALL BE DEEMED INCLUDED IN THE LIST OF CONTRACTS AND BONDS ATTACHED HERETO AS EXHIBIT 2 AND SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE EXECUTION OF BONDS BY SURETY FOR Contractors WHILE THIS AGREEMENT IS IN EFFECT SHALL BE IN THE SOLE JUDGMENT, OPTION AND DISCRETION OF SURETY, PURSUANT TO ITS UNDERWRITING POLICIES AND PROCEDURES, AND SHALL BE IN THE BEST INTERESTS OF SURETY AND NOT OF Contractors OR INDEMNITORS. THE AGREEMENT BY SURETY TO EXECUTE ANY ONE BOND IN ACCORDANCE WITH THIS PARAGRAPH DOES NOT BIND AND COMMIT SURETY TO EXECUTE ANY OTHER BOND OR BONDS AT THE REQUEST OF Contractors OR INDEMNITORS.
35.
No Third-Party Beneficiaries. It is further agreed that this Agreement is solely for the benefit of the parties hereto and shall not create any rights in any person not a party hereto, or in any way increase the rights of third persons, or increase the obligations of any party hereto to any third person, or increase the liability or obligations of Surety under its Bonds.
36.
Release. Indemnitors and Contractors, for themselves, their heirs, successors, executors and assigns do hereby waive and forever relinquish, and they do hereby release Surety, its parents, affiliates and subsidiary companies, their officers, directors and employees, its agents and any professionals employed by it in connection with any of the matters set forth herein, or with respect to the GAI or any of the Bonds, from any and all claims and causes of action that they have or may ever have, whether known or unknown, including but not limited to, claims of fraud, fraud in the inducement, extortion, tortious or contractual interference, domination, lender liability or the like, or any breach of any alleged obligation of Surety, its parents, affiliates and subsidiary companies to issue bonds on behalf of or to otherwise act toward or for the benefit of Contractors or Indemnitors.
37.
Represented by Counsel. Indemnitors and Contractors acknowledge that they have been represented by counsel with respect to the matters herein contained and all matters referred to herein, and further that they waive the provisions of any truth in lending or borrowing, plain language, consumer protection or similar statute with respect to this Agreement, the GAI, the mortgages given in connection with this Agreement and any other documents or instrument executed by them or any of them on behalf of Surety or in fulfillment of their obligations hereunder. Should any provision of this agreement or the GAI be subject to interpretation or construction by a court or other tribunal, it is agreed by the parties hereto that the court or other tribunal shall not apply a presumption that such agreement is a contract of adhesion or that any provision thereof shall be construed against the drafting party.
38.
Choice of Law. This Agreement shall be construed and governed by the laws of State of New York, exclusive of its conflict of law rules, and shall bind the heirs, personal representatives, assignees and successors in interest of the parties hereto.
39.
Choice of Forum. In the event of any dispute arising as to this Agreement or in connection with the GAI or any Collateral, all parties hereto irrevocably submit and waive any objection to the jurisdiction of the federal courts, or if such courts do not have federal jurisdiction then the state courts, located in the State of New York, and waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis. Contractors and Indemnitors further waive personal service or any and all process.
40.
Merger and Modifications. It is agreed and understood by Contractors, Indemnitors and Surety that there have been no oral or other agreements of any kind whatsoever as a condition precedent or to induce the execution and delivery of this Agreement by any party hereto. It is further agreed and understood that this Agreement (including all Exhibits referenced herein and attached hereto) constitutes the entire Agreement between the parties with respect to those items expressly addressed herein. It is further agreed and understood that no change, addition, amendment or modification shall be made herein or to any of the terms, covenants or conditions hereto without the express written consent of Surety, executed by one of the authorized representatives of Surety named herein.

41.
Partial Enforceability. In the event that one or more provisions of this Agreement shall be declared to be invalid, illegal or unenforceable in any respect, unless such invalidity, illegality or unenforceability shall be tantamount to a failure of consideration, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.
42.
Authorized Signatories. Except as otherwise specifically provided herein, or as specifically and subsequently agreed to by the parties in writing, all notices, requests or other communications required or permitted to be given hereunder shall be deemed duly given if mailed by the United States mail, postage prepaid and addressed as follows:

As to Surety:

Jeffrey Jubera

VP – Global Surety Claims

Berkshire Hathaway Specialty Insurance

1314 Douglas Street, Suite 1300

Omaha, NE 68102 - 1944

With a copy to:

Vivian Katsantonis, Esq.

Watt, Tieder, Hoffar & Fitzgerald, L.L.P.

8405 Greensboro Drive, Suite 100

McLean, Virginia 22182

As to Indemnitors:

c/o Shimmick Corporation

530 Technology Drive, Suite 300

Irvine, California 92618

Attention: Steven E. Richards

With a copy to:

Alan Noskow, Esq.

King & Spalding LLP

1700 Pennsylvania Avenue, NW, Suite 900

Washington, D.C. 20006

43.
Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which, when assembled will constitute a complete and fully executed original.
44.
Additional Representations and Warranties of Certain Indemnitors. The undersigned Shimmick Corporation hereby represents and warrants that it is, for all legal purposes, including all obligations set forth in this Agreement, the Bonds and the GAI, the same legal entity as SCCI National Holdings, Inc. In entering into this Agreement, it is the intent of the parties that the Indemnitors, to the fullest extent authorized by law, bind and obligate any Contractor or entity performing or participating in any combination on the Bonded Contracts to the full extent the

Indemnitors are bound and obligated hereunder, as though they were signatories to this Agreement. To the extent any party is omitted for any reason, it is agreed that they will be subsequently added to this Agreement, and it is understood that such addition would be retroactive to the effective date of this Agreement as if they had originally signed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above, and each of the undersigned personally represent and warrant that they have the full right, power and authority to execute this Agreement on behalf of the respective parties.

Indemnitors:

Shimmick Corporation (f/k/a SCCI National Holdings, Inc.)

Attest: ______________________ By:

Its:

Shimmick Construction Company, Inc.

Attest: ______________________ By:

Its:

The Leasing Corporation

Attest: ______________________ By:

Its:

Rust Constructors, Inc.

Attest: ______________________ By:

Its:

Rust Constructors Puerto Rico, Inc.

Attest: ______________________ By:

Its:

Surety:

Berkshire Hathaway Specialty Insurance

Attest: ______________________ By: Its: